Exhibit 32.2

ALLIANCE GAMING CORPORATION

FORM 10-Q

December 31, 2003

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alliance Gaming Corporation (the “Company”) on Form 10-Q for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Saxton, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350 that, to my knowledge:

1.               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operation of the Company.

Dated:  February 10, 2004

/s/ Robert L. Saxton
Robert L. Saxton
Executive Vice President, Treasurer and
Chief Financial Officer (Principal
Financial and Accounting Officer)